Exhibit 99.1

Supplemental unaudited historical segment data reflecting new reportable segments

PVH CORP.
Segment Data
(In millions)
(Unaudited)

REVENUE BY SEGMENT

	2024
	Quarter Ended
	5/5/24	8/4/24	11/3/24	2/2/25
EMEA	$882.9	$1,014.2	$1,072.7	$1,093.7

Americas	569.2	617.5	666.3	733.2

APAC	402.5	339.8	397.7	435.5

Licensing	97.3	102.8	118.4	109.2

Total revenue	$1,951.9	$2,074.3	$2,255.1	$2,371.6

	2023
	Quarter Ended
	4/30/23	7/30/23	10/29/23	2/4/24
EMEA	$1,005.7	$1,049.4	$1,084.2	$1,177.4

Americas	641.6	698.1	768.7	747.3

APAC	409.0	363.9	377.9	451.6

Licensing	101.6	95.6	132.1	113.6

Total revenue	$2,157.9	$2,207.0	$2,362.9	$2,489.9

PVH CORP.
Segment Data (continued)
(In millions)
(Unaudited)

INCOME BEFORE INTEREST AND TAXES

	2024
	Quarter Ended
	5/5/24	8/4/24	11/3/24	2/2/25
EMEA	$149.5	$181.0	$199.9	$197.3

Americas	66.8	80.0	88.2	85.4

APAC	101.9	61.4	71.8	82.1

Licensing	79.5	86.0	95.1	91.8

Corporate and other (1)	(202.6)	(219.2)	(218.5)	(212.2)

Restructuring and other gain (costs) (2)	10.0	(15.3)	(53.4)	(34.2)

Total income before interest and taxes	$205.1	$173.9	$183.1	$210.2

	2023
	Quarter Ended
	4/30/23	7/30/23	10/29/23	2/4/24
EMEA	$193.1	$169.2	$194.2	$280.9

Americas	25.1	63.3	87.0	77.7

APAC	100.8	72.0	64.3	91.4

Licensing	82.3	77.8	108.7	94.4

Corporate and other (1)	(202.5)	(200.0)	(205.6)	(243.0)

Restructuring and other gain (costs) (3)	—	(39.0)	(18.8)	55.5

Total income before interest and taxes	$198.8	$143.3	$229.8	$356.9

(1) Corporate and other includes costs that are not specific to any particular segment, primarily consisting of (i) global brand costs, which include centrally managed marketing, design, and merchandising costs; and (ii) corporate expenses, which include centrally managed information technology costs, including network, infrastructure and global systems; expenses for senior corporate management; and expenses for corporate support functions including finance, human resources, legal and information security; and intangible asset amortization.

(2) Restructuring and other costs for 2024 include (i) the recognized actuarial loss on retirement plans; (ii) the net restructuring costs incurred related to the Company’s multi-year initiative to simplify its operating model by centralizing processes and improving systems and automation to drive more efficient, cost-effective ways of working across the organization (the “Growth Driver 5 Actions”), consisting principally of severance and a gain on the sale of a warehouse and distribution center; (iii) the costs incurred in connection with an amendment to Mr. Tommy Hilfiger’s employment agreement pursuant to which the Company made a cash buyout of a portion of future payments to Mr. Hilfiger (the “Mr. Hilfiger amendment"); and (iv) the gain recorded in connection with the sale of the Company’s Heritage Brands women’s intimates business (the "Heritage Brands intimates transaction").

(3) Restructuring and other costs for 2023 include (i) the recognized actuarial gain on retirement plans; (ii) the gain recorded in connection with the Heritage Brands intimates transaction; (iii) the costs incurred in connection with the Heritage Brands intimates transaction, consisting of severance and other termination benefits; and (iv) the restructuring costs incurred related to actions taken under the plans announced in August 2022 to reduce people costs in the Company’s global offices by approximately 10% by the end of 2023 (the "2022 cost savings initiative"), consisting principally of severance.

PVH CORP.
Segment Data (continued)
(In millions)
(Unaudited)

SEGMENT DATA

The Company's revenue, significant expenses, and income (loss) before interest and taxes by segment, which include the impact of changes in foreign currency exchanges rates, were as follows:

	EMEA	Americas	APAC	Licensing	Total
Year ended 2/2/2025
Revenue	$4,063.5	$2,586.2	$1,575.5	$427.7	$8,652.9
Cost of goods sold (1)	1,716.8	1,328.6	465.0	—	3,510.4
Marketing expenses (1)(2)	127.8	107.1	71.5	—	306.4
Other segment items (3)	1,491.2	830.1	721.8	75.3	3,118.4
Segment income before interest and taxes	$727.7	$320.4	$317.2	$352.4	$1,717.7
Corporate and other (4)					(852.5)
Restructuring and other costs (5)					(92.9)
Income before interest and taxes					$772.3

	EMEA	Americas	APAC	Licensing	Total
Year ended 2/4/2024
Revenue	$4,316.7	$2,855.7	$1,602.4	$442.9	$9,217.7
Cost of goods sold (1)	1,830.9	1,554.8	468.8	—	3,854.5
Marketing expenses (1)(2)	149.3	119.3	89.4	—	358.0
Other segment items (3)	1,499.1	928.5	715.7	79.7	3,223.0
Segment income before interest and taxes	$837.4	$253.1	$328.5	$363.2	$1,782.2
Corporate and other (4)					(851.1)
Restructuring and other costs (6)					(2.3)
Income before interest and taxes					$928.8

(1) The significant expense categories and amounts align with the segment-level information that is regularly provided to the CODM.

(2) In addition to the marketing expenses incurred by the Company’s reportable segments, there was $173.6 million and $175.9 million of global brand marketing expense, including marketing expenses benefiting the Company’s licensees, recorded in Corporate and other in 2024 and 2023, respectively. Total marketing expenses incurred by the Company in 2024 and 2023 were $480.0 million and $533.9 million, respectively.

(3) Other segment items includes (i) all other segment selling, general and administrative expenses other than marketing expense, including direct and indirect costs to operate the segment’s retail store, digital commerce, licensing and wholesale businesses, warehousing and distribution costs, depreciation and amortization, and other costs, and (ii) equity in net income of unconsolidated affiliates.

(4) Corporate and other includes costs that are not specific to any particular segment, primarily consisting of (i) global brand costs, which include centrally managed marketing, design, and merchandising costs; and (ii) corporate expenses, which include centrally managed information technology costs, including network, infrastructure and global systems; expenses for senior corporate management; and expenses for corporate support functions including finance, human resources, legal and information security; and intangible asset amortization.

(5) Restructuring and other costs for 2024 include (i) the recognized actuarial loss on retirement plans; (ii) the net restructuring costs incurred related to the Growth Driver 5 Actions, consisting principally of severance and a gain on the sale of a warehouse and distribution center; (iii) the costs incurred in connection with the Mr. Hilfiger amendment; and (iv) the gain recorded in connection with the Heritage Brands intimates transaction.

(6) Restructuring and other costs for 2023 include (i) the recognized actuarial gain on retirement plans; (ii) the gain recorded in connection with the Heritage Brands intimates transaction; (iii) the costs incurred in connection with the Heritage Brands intimates transaction, consisting of severance and other termination benefits; and (iv) the restructuring costs incurred related to the 2022 cost savings initiative, consisting principally of severance.

PVH CORP.
Reconciliations of Constant Currency Revenue
(In millions)
(Unaudited)

As a supplement to the Company’s reported operating results, the Company presents constant currency revenue information, which is a non-GAAP financial measure. The Company presents results in this manner because it is a global company that transacts business in multiple currencies and reports financial information in U.S. dollars. Foreign currency exchange rate fluctuations affect the amounts reported by the Company in U.S. dollars with respect to its foreign revenues. Exchange rate fluctuations can have a significant impact on reported revenues. The Company believes presenting constant currency revenue information provides useful information to investors, as it provides information to assess how its businesses performed excluding the effects of changes in foreign currency exchange rates and assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.
The Company calculates constant currency revenue information by translating its foreign revenues for the relevant period into U.S. dollars at the average exchange rates in effect during the comparable prior year period (rather than at the actual exchange rates in effect during the relevant period).
Constant currency performance should be viewed in addition to, and not in lieu of or as superior to, the Company’s operating performance calculated in accordance with GAAP. The constant currency revenue information presented may not be comparable to similarly described measures reported by other companies.

Reconciliations of Constant Currency Revenue

	GAAP Revenue		% Change
	Quarter Ended		GAAP	Positive (Negative) Impact of Foreign Exchange	Constant Currency
	5/5/24	4/30/23
EMEA	$882.9	$1,005.7	(12.2)%	0.1%	(12.3)%
APAC	402.5	409.0	(1.6)%	(4.9)%	3.3%

	GAAP Revenue		% Change
	Quarter Ended		GAAP	Negative Impact of Foreign Exchange	Constant Currency
	8/4/24	7/30/23
EMEA	$1,014.2	$1,049.4	(3.4)%	(1.0)%	(2.4)%
APAC	339.8	363.9	(6.6)%	(3.1)%	(3.5)%

	GAAP Revenue		% Change
	Quarter Ended		GAAP	Positive Impact of Foreign Exchange	Constant Currency
	11/3/24	10/29/23
EMEA	$1,072.7	$1,084.2	(1.1)%	2.4%	(3.5)%
APAC	397.7	377.9	5.2%	2.2%	3.0%

	GAAP Revenue		% Change
	Quarter Ended		GAAP	Negative Impact of Foreign Exchange	Constant Currency
	2/2/25	2/4/24
EMEA	$1,093.7	$1,177.4	(7.1)%	(3.4)%	(3.7)%
APAC	435.5	451.6	(3.6)%	(2.8)%	(0.8)%

	GAAP Revenue		% Change
	Year Ended		GAAP	Negative Impact of Foreign Exchange	Constant Currency
	2/2/25	2/4/24
EMEA	$4,063.5	$4,316.8	(5.9)%	(0.6)%	(5.3)%
APAC	1,575.5	1,602.4	(1.7)%	(2.2)%	0.5%